EXHIBIT 5
                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                         Fort Lauderdale, Florida 33301
                                  954-763-1200


                                                               August    , 1998
Visual Data Corporation
1291 SW 29 Avenue
Pompano Beach, FL  33069

Re: Registration Statement on Form S-8: Visual Data Corporation (the "Company") 35,000 shares of Common Stock
Gentlemen:

This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission (the "Commission") with respect to the resale of 35,000 shares of Common Stock, par value $.0001 per share (the "Common Stock") of the Company, of which 15,000 shares were issued to Michael Liik pursuant to a Compensation Agreement and 20,000 shares were issued to Jeff Braile pursuant to a Consulting Agreement, both as more fully described in the Registration Statement.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Compensation Agreement, the Consulting Agreement, the Company's Articles of Incorporation, as amended, By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the applicable agreement will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                    Very truly yours,


                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                    -----------------------------------------
                                    s/s Atlas, Pearlman, Trop & Borkson, P.A.